EXHIBIT 10.13

         NEITHER THIS DEBENTURE NOR THE SHARES OF COMMON STOCK ISSUABLE
           IN CONNECTION WITH THE EXERCISE OF A STOCK OPTION AGREEMENT
         ISSUED SIMULTANEOUSLY WITH THE ISSUANCE OF THIS DEBENTURE HAVE
      BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE
              SECURITIES LAWS OF ANY STATE, AND NEITHER MAY BE SOLD
             WITHOUT REGISTRATION THEREOF OR AN EXEMPTION THEREFROM.


                 11% SUBORDINATED DEBENTURE DUE JANUARY 30, 1999


                 January 30, 1998                    $500,000 U.S.


     THIS DEBENTURE is one of a duly authorized issue of Debentures of TRC Acquisition Corporation, a corporation duly organized and existing under the laws of the State of Georgia (the "Company") designated as its 11% Subordinated Debenture Due January 30, 1999, in the aggregate principal amount not exceeding U.S. $500,000 (the "Debenture").

     FOR VALUE RECEIVED, the Company promises to pay to RALPH C. DiLORIO ("Dilorio") the following: $220,000 loaned by Dilorio on the date of execution hereof; and $280,000, which Dilorio will loan to the Company within two business days of receipt of, and only upon Dilorio's receipt of, full repayment to
Dilorio of that certain loan of $500,000 made in 1997 to FutureMed Interventional, Inc., a Texas corporation, together with interest on the principal which shall be paid monthly, as calculated at an annual rate of 11%, said principal and interest being payable in lawful money of the United States of America pursuant to the instructions provided to the Company by the Holder.

     1.   Interest Rate and Interest Payment.

          This debenture shall accrue interest on the cumulative principal sum outstanding at an annual rate of eleven per cent (11%) per annum. Accrued interest shall be paid monthly on the first day of each month with the first interest payment due on March 1, 1998.

     2.   Term and Principal Payments.

          The principal of this Debenture is due and payable in full together with any accrued interest upon the earlier occurrence of (a) the closing of an initial public offering by the Company, or (b) the Maturity Date of the Debenture.

     3.   Prepayment.

          This Debenture may be prepaid at any time by the Company.

     4.   Default.

          (a) The entire unpaid principal balance of this Debenture and all accrued and unpaid interest thereon shall, at the election of Holder, be and become immediately due and payable upon the occurrence of any of the following events (an "Event of Default"):

          (i) The nonpayment by the Company when due of any principal or interest payment or of any other payment as provided in this Debenture, which default shall continue uncured for a period of five (5) days after notice from Holder.

          (ii) If the Company (A) applies for or consents to the appointment of, or if there shall be a taking of possession by, a receiver, custodian, trustee or liquidator for the Company or any of its property; (B) becomes generally unable to pay its debts as they become due; (C) makes a general assignment for the benefit of creditors or becomes insolvent; (D) files or is served with any petition for relief under the Federal Bankruptcy Code or any similar federal or state statute that is not dismissed within 90 days of filing thereof; (E) defaults with respect to any evidence of indebtedness or liability for borrowed money, and such default continues beyond any applicable grace period; or (F) has assessed or imposed against it, or if there shall exist, any general or specific lien for any federal, state or local taxes or charges against any of its property or assets.

          (iii) The Company shall fail to perform or observe, in any material respect, any covenant, term, provision, condition, agreement or obligation of the Company under this Debenture and such failure shall continue uncured for a period of five (5) days after notice from Holder of such failure.

          (b) Each right, power or remedy of the Holder hereof upon the occurrence of any Event of Default as provided for in this Debenture or now or hereafter existing in law or in equity or by statute shall be cumulative and concurrent and shall be in addition to every other right, power or remedy provided for in this Debenture or now or hereafter existing at law or in equity or by statute, and the exercise or beginning of the exercise by the Holder or transferee hereof of any one or more of such rights, powers or remedies shall not preclude the simultaneous or later exercise by the Holder hereof of any or all of such other rights.

     5.   No Shareholder Rights.

          This Debenture shall not entitle the Holder to any of the rights of a shareholder of the Company.

     6.   Amendments.

          This Debenture shall not be amended without the prior written approval of the Holder hereof.

     7.   Costs of Collection.

          If a Default occurs hereunder, or if this Debenture is collected by suit or legal proceedings or through the probate court or bankruptcy proceedings, the Company agrees to pay all reasonable attorney's fees and all expenses of collection and costs of court.

     8.   Notices.

          Any notice, demand, request or communication provided for in this Debenture shall be in writing and shall be deemed to have been duly given when personally delivered or sent by overnight delivery service or certified mail, return receipt requested, postage prepaid, addressed to the respective address last given by each of the Company and the Holder to the other; provided that all notices to the Company shall be directed to the attention of the Secretary of the Company. All notices and communications shall be deemed to have been received on the date of delivery thereof.

     9.   Applicable Law.

          This Debenture shall be governed and construed under the applicable laws of the State of Georgia without regard to the conflicts of law provisions thereof.

     10.  No Waiver by the Holder.

          Any check, draft, money order or other instrument given in payment of all or any portion hereof may be accepted by Holder and handled in collection in the Holder's customary manner, but the same shall not constitute payment hereunder or diminish any rights of the Holder except to the extent that actual cash proceeds of such instrument are unconditionally received by the Holder.

     IN WITNESS WHEREOF, TRC ACQUISITION CORPORATION has caused this Debenture to be executed in its name by a duly authorized officer.


                                         TRC ACQUISITION CORPORATION


                                         By: /s/ Clyde E. Culp, III
                                            ------------------------------------
                                            Clyde E. Culp, III

                                         Its: Chairman & Chief Executive Officer

                                                                EXHIBIT 10.13(a)

                                 FIRST AMENDMENT
                 11% SUBORDINATED DEBENTURE DUE JANUARY 30, 1999
                                JANUARY 28, 1999


Item number two: TERM AND PRINCIPAL PAYMENTS is hereby amended to state the following:

The principal of this Debenture is due and payable in accordance with the following schedule:

March 1, 1999                                                   $50,000

The earlier of February 21, 1999 or final proxy mailing         $50,000

Upon registration of the underlying  shares  related to
the above proxy statement                                      $306,617


Interest shall continue to accrue on the unpaid balance at the rate of 11% per annum, payable on the first day of each month.


Harvest Restaurant Group, Inc.


/s/ Timothy R. Robinson
-----------------------
Timothy R. Robinson

Secretary and
Vice President, Chief Financial Officer


Accepted:


/s/ Ralph C. DiLorio
--------------------
Ralph C. DiLorio